ITEM 77I
TERMS OF NEW OR AMENDED SECURITIES

A Special Meeting of the Board of Trustees (the "Trustees") for Independence One Mutual Funds (the "Fund") was held on September 15, 1999. After full discussion, on motion duly made and seconded, the Trustees unanimously authorized and approved the following name changes to exisiting share classes and the addition of Class B Shares to Independence One Equity Plus Fund and Independence One U.S. Government Securities Fund.

Independence One Prime Money Market Fund designated its existing Class A Shares and Class B Shares as Class K Shares and Class Y Shares, respectively. Accordingly, all references to the Fund's Class A Shares and Class B Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class K Shares and Class Y Shares.

Independence One U.S. Treasury Money Market Fund designated its existing class of Shares as Class K Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class K Shares.

Independence One Michigan Municipal Cash Fund designated its existing class of Shares as Class K Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class K Shares.

Independence One U.S. Government Securities Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares. In addition, Class B Shares were established as an additional class of Shares.

Independence One Fixed Income Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares.

Independence One Michigan Municipal Bond Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares.

Independence One Equity Plus Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares. In addition, Class B Shares were established as an additional class of Shares.

Independence One Small Cap Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares.

Independence One International Equity Fund designated its existing class of Shares as Class Y Shares. Accordingly, all references to the Fund's Shares throughout the Prospectus and Statement of Additional Information should be replaced with Class Y Shares.


Pursuant to Rule 485(a) of the Securities Act of 1933 and covering the registration of Class B Shares of Independence One Equity Plus Fund and Class B Shares of Indpendence One U.S. Government Securities Fund, the filing was completed on September 22, 1999, and subsequently Class B Shares of Independence One Equity Plus Fund and Independence One U.S. Government Securities Fund became effective on October 1, 1999.